Exhibit 10.11



                                   FLEET BANK

                                                      April 12, 2000

GP Strategies Corporation
9 West 57th Street
Suite 4170
New York, New York  10019

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of June 15, 1998 and amended as of July 21, 1998, December 31, 1998, May 7, 1999 and December 17, 1999, by and among GP Strategies Corporation, General Physics Canada Ltd., the Lenders party thereto and Fleet Bank, National Association, as Agent, Issuing Bank and Arranger (as so amended, the "Existing Credit Agreement"). Capitalized terms appearing herein and not otherwise defined herein are use as defined in the Existing Credit Agreement. You have advised the Agent that you desire to amend the Existing Credit Agreement to restructure the credit facility contemplated thereby and the Agent and the Lenders are willing to do so on the terms and conditions hereinafter set forth.

         The Agent and the Lenders are pleased to advise you of their commitment to enter into an Amended and Restated Credit Agreement on the terms and conditions set forth in the Term Sheet attached hereto as Exhibit A (the "Term Sheet").

         You agree to provide Fleet and the other Lenders, promptly upon request, with all information reasonably deemed necessary by them to complete successfully the Amended and Restated Credit Agreement.

         You represent and warrant and covenant that (i) all information which has been or is hereafter made available to the Agent and/or the Lenders by you or any of your representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects with respect to the matters such information purports to cover and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements have been or will be made and (ii) all financial projections that have been or are hereafter prepared by you and made available to the Agent and/or the Lenders or any other participants in the credit facilities contemplated by the Amended and Restated Credit Agreement have been or will be prepared in good faith based upon reasonable assumptions.

         The terms and conditions of this commitment and undertaking may be modified only by an agreement in writing signed by the Borrowers, the Required Lenders and the Agent. This commitment and undertaking is subject to the preparation, execution and delivery of mutually acceptable loan documentation, which would include an Amended and Restated Credit Agreement incorporating substantially the terms and conditions outlined herein and in the Term Sheet. Other than as set forth in the final paragraph of this letter, the Agent and the Lenders may not terminate this commitment

         The costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of its counsel and other reasonable out-of-pocket expenses) in connection with the preparation, execution and delivery of this letter and the definitive financing agreements shall be for your account. You further agree to indemnify and hold harmless the Agent and each director, officer, employee and affiliate or control person thereof (each an "indemnified person") from and against any and all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve the Agent or any such indemnified person as a result of or arising out of or in any way related to or resulting from this letter or any extension of credit, and, upon demand, to pay and reimburse the Agent and each indemnified person for any legal or other out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not the Agent or any such person is a party to any action or proceeding out of which any such expenses arise); provided, however, that you shall have no obligation to indemnify any indemnified person against any loss, claim, damage, expense or liability which resulted solely from the gross negligence or willful misconduct of such indemnified person. Neither the Agent nor any of its affiliates shall be responsible or liable to you for any other person or any damages which may be alleged as a result of this letter.

         By executing this letter, you acknowledge that this letter is the only agreement among you, the Agent and Lenders with respect to the amended credit facilities and sets forth the entire understanding of the parties with respect thereto. Neither this letter nor the Term Sheet may be changed except pursuant to a writing signed by each of the parties hereto.

         Your   obligations   under   this   letter   with   respect   to  fees,
indemnification, costs and expenses (as set forth in the Term Sheet), and confidentiality shall survive the expiration or termination of this letter.

         This letter shall not be assignable by you without the prior written consent of the Agent. The Agent may assign all or any portion of its obligations hereunder to its affiliates. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

         If you are in agreement with the foregoing, please sign and return to the Agent the enclosed copy of this letter no later than 5:00 P.M., New York time, on April 14, 2000. This offer shall terminate at such time unless prior thereto we shall have received duly signed and completed copies of such letters.

         We look forward to working with you on this transaction.

                                       Very truly yours,

                                       FLEET BANK, NATIONAL ASSOCIATION,
                                       Individually, as Issuing Bank and
                                       as Agent

                                       By:___________________________
                                          Name: David T. Sunderwirth
                                          Title: Vice President

                                       KEYBANK, NATIONAL ASSOCIATION


                                       By:___________________________
                                          Name: Brendan Sachtjen
                                          Title: Senior Vice President

                                       MELLON FINANCIAL SERVICES CORPORATION
                                       Attorney-in-Fact for Mellon Bank, N.A.


                                       By:___________________________
                                          Name: Christine Dekajlo
                                          Title: Vice President

                                       SUMMIT BANK

                                       By:___________________________
                                          Name: Karen D. Budniak
                                          Title: Vice President

                                       THE DIME SAVING BANK OF
                                        NEW YORK, FSB


                                       By:___________________________
                                          Name: Michael T. Brolly
                                          Title: Vice President

Accepted and agreed to as of the date first above written:

GP STRATEGIES CORPORATION


By:________________________________
   Name: Scott Greenberg
   Title: Chief Financial Officer

GENERAL PHYSICS CANADA LTD.


By:________________________________
   Name: Scott Greenberg
   Title:

                                                                 EXHIBIT A

                      AMENDED AND RESTATED CREDIT AGREEMENT

                         TERM SHEET OF PROPOSED CHANGES

     [THIS TERM SHEET ADDRESSES PROPOSED CHANGES TO THE JUNE 15, 1998 CREDIT AGREEMENT (AS AMENDED). IT IS CONTEMPLATED THAT EXCEPT AS INDICATED IN
    THIS TERM SHEET, THE TERMS AND CONDITIONS PROVIDED IN THE EXISTING CREDIT
                       AGREEMENT WOULD REMAIN UNCHANGED.]

------------------------------------------------------------------------------


Borrowers:                        GP Strategies Corporation ("Strategies") and
                                  General Physics Canada Ltd. ("Physics").

Guarantors:                       Same as existing  except GP  Environmental
                                  Services is no longer a Guarantor since it is no longer a subsidiary.

Administrative
Agent:                            Fleet Bank, N.A. (individually, "Fleet").
                                                                   -----

Revolving Credit Facility:

                                  Subject to the Borrowing Base limitations herein provided, the maximum amount at any time outstanding ("Maximum RC Commitment") under the Revolving Credit Facility (the
                                  "Revolving Facility") shall be reduced to $50,000,000. The reduced facility amount shall be allocated to each Lender according to their existing commitment percentages. All advances will be made by the Lenders ratably in proportion to their respective existing commitment percentages.

Applicable Margin and
Applicable Fee Percentage

                                 The Applicable Margin and Applicable Fee Percentage shall each be replaced, subject to adjustment only as hereinbelow provided (or as required to be adjusted in the case of an Event of Default), with the percentage 2.75% in the case of the Applicable Margin for Revolving Facility Eurodollar Advances, 1.25% in the case of the Applicable Margin for Revolving Facility ABR Advances, 2.75% in the case of the Applicable Percentage for standby letters of credit and .50% in the case of the Applicable Percentage for the commitment fee. The interest rate applicable to term loan ABR Advances shall be 1.25% per annum above the Alternate Base Rate and the interest rate applicable to term loan Eurodollar Advances shall be 2.75% above the Eurodollar Rate. The interest rate applicable to the term loans shall not be subject to further adjustment other than in the case of an Event of Default.

                                 If at the end of any fiscal quarter there is not Minimum Excess Availability, each of the rates set forth above for the Revolving Facility applicable to loans and standby letters of credit shall immediately increase, on a cumulative basis, by .25% from the rate that was theretofore in effect, provided, that, if at the end of any subsequent fiscal quarter there is such Minimum Excess Availability, each of such interest rates applicable to loans and standby letters of credit for the Revolving Facility shall immediately decrease to the initial rates and margins provided in the immediately prior paragraph, subject to further increase (in the manner heretofore provided) at the end of each fiscal quarter thereafter if there is not maintained Minimum Excess Availability.

                                 To the extent that there is Prompt Compliance, each of the foregoing interest rates for the Revolving Facility applicable to loans and standby letters of credit shall decrease by .25%, which rates shall be maintained as long as there remains Minimum Excess Availability (when and as required); provided, that, if at any time Minimum Excess Availability is not so maintained, each of such interest rates shall be immediately increased to 3.00% per annum, subject to further increase or decrease, as the case may be, in the manner hereinabove provided, at the end of each fiscal quarter thereafter as a result of adjustments due to the Minimum Excess Availability requirements.

Amendment Fee:                  .25% of each Lender's reduced commitment amount
                                 plus .25% of each Lender's outstanding term loans.

Security:                        Collateral  will not change except (i)
                                 Assignments of Government Contracts will be fully perfected and formalized, (ii) a first priority perfected security interest granted to Fleet, as agent for the ratable benefit of the Lenders, in all securities owned by Strategies and/or its subsidiaries and (iii) a first mortgage in favor of Fleet, as agent for the ratable benefit of the Lenders, in all real property owned by MXL Industries,Inc.
                                 to secure the existing guarantee of MXL
                                 Industries, Inc, which mortgage shall not be recorded unless, with respect to each such property, a sale/leaseback for such property is not consummated on or before August 31,2000.

Reporting
Requirements:                    Separate monthly internally  prepared financial
                                 statements  of  General   Physics   Corporation
                                 (United States), General Physics Canada Ltd and
                                 General Physics  Corporation (UK) Limited and a
                                 monthly   detailed  aging  and  Borrowing  Base
                                 certificate for all accounts included in the Borrowing Base in a format satisfactory to the Agent.

Borrowing                        Base: The aggregate exposure (loans and letters
                                 of  credit)  outstanding  under  the  Revolving
                                 Facility shall not exceed the lesser of (i) the Maximum RC Commitment (as reduced) or (ii) the
                                 Borrowing Base, as then in effect.

Additional Acquisitions:         Availability for further acquisitions will
                                 henceforth be prohibited.

Mandatory Prepayment
Due to Exceeding
Limitations:                      If  at  any  time  the  aggregate   amount  of
                                  outstanding  loans and Letters of Credit under
                                  the Revolving Facility exceeds (i) the Maximum
                                  Commitment  (as reduced) or (ii) the Borrowing
                                  Base,  within five days of the first day there
                                  exists such excess Strategies shall prepay the
                                  outstanding  loans in an amount  sufficient to
                                  eliminate   such  excess  (or   deposit   cash
                                  collateral  for  Letters  of  Credit  if there
                                  remains   such   excess  and  all  such  loans
                                  outstanding have been prepaid).

Mandatory Prepayment
and Overadvance
Reduction from
Certain Sales:                    As long as the  Overadvance  Amount is
                                  greater than zero,  with respect to each Asset
                                  Sale, the Required  Reduction Amount will each
                                  be   applied   to   immediately   reduce   the
                                  Overadvance     Amount     (and     henceforth
                                  availability) as herein provided and to the extent that after reducing such Overadvance
                                  Amount outstanding extensions of credit exceed the Borrowing Base, mandatory prepayment of the Revolving Facility shall be required.

                                  At any time the Overadvance Amount is reduced to zero, with respect to each Asset Sale, the Required Reduction Amount shall at the option of Strategies, be (i) held as cash collateral for the Revolver Facility and the term loans (but excluded from the Borrowing Base), or
                                  (ii) applied against the outstanding balance of the term loans.

Financial Covenants:              Unless otherwise indicated, all covenants are
                                  applicable to Strategies on a consolidated basis.

                                  a.) Total Funded Debt to EBITDA - covenant will be deleted

                                  b.)  Minimum  Net  Worth  - 90% of  Strategies
                                  Consolidated Net Worth for the fiscal year ended December 31, 1999 (presently estimated at $90,164,000) plus; (i) 80% of the
                                  Strategies' Consolidated Net Income for each fiscal quarter commencing March 31, 2000 and;
                                  (ii) any increase in Consolidated Net Worth resulting from any equity issuance by the Borrower or any of its subsidiaries.

                                 c.) Minimum Fixed Charge Coverage - (Quarterly test during first three fiscal quarters of fiscal year 2000, LTM thereafter) - as to the fiscal quarters ending on the dates set forth below, a proportion not less than that set forth opposite such quarter:

                                      Quarter                  Ratio

                                    March 31, 2000              > 0.45 to 1.00
                                    June 30, 2000               > 1.25 to 1.00
                                    September 30, 2000          > 1.50 to 1.00
                                         and thereafter

                                 d.) Maximum Capital Expenditure Limit -
                                (no change)

                                 e.) Minimum EBITDA - with respect to the fiscal quarters ending on the dates set forth below, an amount not less than the amount set forth opposite such quarter:

                                     Quarter                        Amount

                                     March 31, 2000                 $1,500,000
                                     June 30, 2000                  $3,500,000
                                     September 30, 2000             $4,500,000
                                     December 31, 2000              $5,000,000
                                          and thereafter
                                 f.) Total Consolidated Liabilities to Tangible Net Worth - as to the fiscal quarters ending on the dates set forth below, a proportion not greater than that set forth opposite such quarter:

                                  Quarter                          Ratio

                                  March 31, 2000                   4.75 to 1.00
                                  June 30, 2000                    4.50 to 1.00
                                  September 30, 2000               3.75 to 1.00
                                  December 31, 2000                3.25 to 1.00
                                  March 30, 2001 and thereafter    3.10 to 1.00

Loans  and  Advances:             Section 8.5 of the  existing Credit Agreement
                                  shall be revised to, among other things, prohibit any further loans or advances to employees and to prohibit any further loans or advances under the existing $1,500,000
                                  (the  current  basket for cashless Option
                                  Loans (as defined in the  amendments to
                                  the existing Credit Agreement) shall remain.

Fees and Expenses                 The Borrowers shall pay all the fees  and
                                  expenses  of  the  Bank,  including without
                                  limitation   fees   related   to  an
                                  examination  of  the   Borrowers'   books  and
                                  records, filing, search and recording fees and the fees and expenses of, Emmet, Marvin &
                                  Martin, LLP, counsel to the Agent.

Definitions

Definitions will be supplemented and more fully provided in the Amendment to the Credit Agreement, but generally will incorporate the following:

Accounts: Those accounts receivable arising out of the sale or lease of goods or the rendition of services by Strategies, Physics, MXL Industries, Inc.
or General Physics Corporation (UK) Limited.

Accounts Receivable Borrowing Base: 80% of Eligible Accounts of from time to time outstanding, plus the lesser of $3,500,000 or 80% of the Eligible Foreign Accounts of Strategies, Physics, MXL Industries, Inc. and General Physics Corporation (UK) Limited from time to time outstanding.

Asset Sales: In addition to those currently applicable under the existing Credit Agreement (i) sales of property and assets of a Borrower or any of its subsidiaries (excluding sales of inventory in the ordinary course of business),
(ii) any and all equity offering(s) of any Borrower, Guarantor, or any of their respective subsidiaries, and (iii) the sale of any investment securities owned by any Borrower or its subsidiaries with a fair market value in excess of $100,000 with respect to all such sales in the aggregate.

Asset  Sale  Reduction:   Any   reduction(s)  in  the  Overadvance   Amount  and
outstandings under the Revolving Facility as set forth in this Term Sheet under "Mandatory Prepayment and Overadvance Reduction from Certain Sales."

Asset Sale Reduction Amount: The amount of the reduction(s), if any, in the Overadvance Amount and outstandings under the Revolving Facility as set forth in this Term Sheet under "Mandatory Prepayment and Overadvance Reduction from Certain Sales."

Availability: At any time of determination, the difference between the Borrowing Base at such time and the aggregate amount of the total outstanding exposure (loans and letters of credit) under the Revolving Facility at such time.

Borrowing Base: (i) Accounts Receivable Borrowing Base; plus (ii) the Marketable Securities Borrowing Base; plus (iii) the Overadvance Amount (as reduced from time to time).

EBITDA: EBITDA shall be amended to specifically exclude any and all on-going cash payments associated with restructuring reserves and to clarify any other ambiguities. Only cash gains from the sale of marketable securities may be included and only up to a maximum of $3,000,000 per four quarters (on a rolling four quarter basis) of such sales may be included.

Eligible Accounts: Accounts (i) which result from services rendered, (ii) which are General Eligible Accounts, (iii) which are owed by account debtors located within the United States of America, (iv) which are due and payable within 90 days from the original date of invoice, except with respect to Government Assigned Receivables which shall be due and payable within 120 days from the original date of invoice and (v) which do not remain unpaid for more than 30 days past the due date stated in the original invoice.

Eligible Foreign Accounts: Accounts (i) which are owed by account debtors located outside of the United States of America, (ii) which are General Eligible Accounts, (iii) which are due and payable within 90 days from the original date of invoice and (iv) which do not remain unpaid for more than 30 days past the due date stated in the original invoice.

Eligible Securities Collateral: The following types of marketable securities that are subject to a first priority perfected security interest in favor of the Agent for the benefit of the Lenders and for which there can be obtained a publicly quoted fair market value: U.S. Treasury Obligations; Municipal Bonds; stocks and bonds listed on the New York Stock Exchange; stocks and bonds listed on NASDAQ; and over the counter listed stocks and bonds; provided, however, that
(a) no bond shall come within this definition of "Eligible Securities Collateral" unless it is of investment grade; which shall mean such bond has a BBB or better rating from Standard and Poors Corporation or a BAA or better rating from Moody's Investment Services, Inc.; and (b) no stock shall come within this definition of "Eligible Securities Collateral" (i) unless it is publicly traded and has a publicly reported fair market value; (ii) if it is stock of a financial institution or stock of a securities firm (the determination of whether the applicable stock is stock of a financial institution or a securities firm shall be in the sole discretion of the Bank) and (iii) if all or any part of a Loan was made for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

General Eligible Accounts: Accounts that have been validly assigned to Fleet as Agent and in which Fleet, as Agent, has a first priority perfected security interest and otherwise comply with all of the terms, conditions, warranties and representations made to Fleet and the Lenders, but General Eligible Accounts shall not include the following: (a) Accounts with respect to which the account debtor is an officer, director, employee, or agent of Strategies or an affiliate of Strategies; (b) Accounts with respect to which the sale is on an installment sale, lease or other extended payment basis (c) all Accounts owing by any account debtor if fifty percent (50%) or more of the Accounts due from such account debtor are deemed not to be General Eligible Accounts hereunder; (d) Accounts with respect to which the account debtor is a subsidiary of, affiliate of, or has common officers or directors with Strategies; (e) Accounts with respect to which Fleet, as Agent, does not for any reason have a perfected first priority lien; (f) Accounts with respect to which Strategies is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Strategies, to the extent of Strategies' existing or potential liability to such account debtor; (g) Accounts with respect to which the account debtor has disputed any liability, or the account debtor has made any claim with respect to any other Account due to Strategies, or the Account is otherwise subject to any right of setoff, deduction, breach of warranty or other defense, dispute or counterclaim by the account debtor; (h) that portion of the Accounts owed by any single account Debtor which exceeds twenty five percent (25%) of all of the Accounts; (i) that portion of any Accounts representing late fees, service charges or interest, but only to the extent of such portion; (j) Accounts of an account debtor where the account debtor is located in Minnesota or New Jersey unless the payee with respect to such account (1) with respect to such state, has received a Certificate of Authority to do business and is in good standing in such state, or (2) has filed a Notice of Business Activities Report with the applicable state authority in such state, as applicable, for the then current year; (k) Accounts owed by any account debtor which is insolvent or is the subject of an insolvency proceeding; (l) that portion or any Accounts represented by contract rights, documents, instruments, chattel paper or general intangibles; (m) any and all Accounts of an account debtor whose creditworthiness is not satisfactory to Fleet in its sole credit judgment based on information available to Fleet; (n) Accounts that have been billed but are not yet earned and (o) Accounts with respect to which the account debtor is a federal, state, local or foreign governmental authority unless such Accounts are Government Assigned Receivables. References to percentages of all Accounts are based on dollar amount of Accounts, and not number of Accounts.

Government Assigned Receivables: Accounts where the account debtor is the United States of America or any department, agency or instrumentality of the Untied States and for which Strategies, Physics, MXL Industries, Inc. and General Physics Corporation (UK) Limited, as the case may be, has complied with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 203 et seq.).

Loan Value: Shall apply to only Eligible Securities Collateral, shall be determined based on the publicly quoted fair market value of Eligible Securities Collateral at the time of determination thereof and shall mean the percentages indicated below for the applicable Eligible Securities Collateral based on such publicly quoted fair market value:

         Type Of Security                                          Loan Value

U.S. Treasury Obligations with maturities of less than 1 year              95%
------------------------------------------------------------------------------
U.S. Treasury Obligations with maturities of 1 year or more                90%
------------------------------------------------------------------------------
Municipal Bonds                                                            80%
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A1/P1 Commercial Paper                                                     80%
------------------------------------------------------------------------------
Bonds listed on the New York Stock Exchange                                70%
------------------------------------------------------------------------------
Bonds listed on the American Stock Exchange                                70%
------------------------------------------------------------------------------
Publicly Traded Stocks                                                     50%
------------------------------------------------------------------------------

Marketable Securities Borrowing Base: The Loan Value of Eligible Securities Collateral.

Minimum Excess Availability: As at the last day of each fiscal quarter of Strategies, Availability in an amount equal to the lesser of $3,000,000 or the Overadvance Amount (as such Overadvance Amount is reduced from time to time).

Minimum Overadvance Reduction Amount: At any time of determination, an amount such that after giving effect to all prior reductions in the Overadvance Amount (whether as a result of any prior Asset Sale or as a result of a prior reduction in the Basic Overadvance Amount), would result, with respect to the fiscal quarters ending at the dates set forth below, in the Overadvance Amount being not more than the amount set forth below opposite such fiscal quarter (if at any time of determination, after giving effect to such prior reductions, the Overadvance Amount already does not exceed the amount set forth below for such time of determination, the Minimum Overadvance Reduction Amount shall be zero (-0-) for such time of determination):

                  Quarter Ending                     Amount

                  June 30, 2000                      $7,500,000
                  September 30, 2000                 $5,000,000
                  December 31, 2000                  $2,500,000
                  March 31, 2001                     -0-
                           and thereafter

Overadvance Amount: The "Overadvance Amount" shall equal the amount advanced in excess of the Accounts Receivable Borrowing Base and the Marketable Securities Borrowing Base. The Overadvance Amount shall be automatically reduced at the end of each fiscal quarter of Strategies and at the time of each Asset Sale Reduction and in any event the Overadvance Amount shall not at any time exceed, the Basic Overadvance Amount minus, in the case of each Asset Sale, the Asset Sale Reduction Amount for such Asset Sale. "Basic Overadvance Amount" means, in the case of the fiscal quarter ending March 31, 2000, whether at the end of or during such fiscal quarter, [$10,000,000], which amount shall be the Basic
Overadvance  Amount  until  June 30,  2000 at which  time the Basic  Overadvance

Amount shall decrease by the Minimum Overadvance Reduction Amount, which reduced amount shall be the new Basic Overadvance Amount until the last day of the immediately following fiscal quarter, at which time and at the last day of each subsequent fiscal quarter it shall again decrease by the Minimum Overadvance Reduction Amount and be maintained accordingly, until the Basic Overadvance Amount shall be zero (-0-). [THE $10,000,000 BEGINNING OVERADVANCE AMOUNT IS PRESENTLY AN ESTIMATE AND MAY BE REVISED (WHICH MAY ALSO RESULT IN REVISIONS TO THE MINIMUM OVERADVANCE REDUCTION AMOUNTS) UPON RECEIPT OF MORE CURRENT BORROWING BASE INFORMATION FROM STRATEGIES AND ITS SUBSIDIARIES.]

Prompt Compliance: If at September 30, 2000 no Default or Event of Default then exists and Strategies has maintained Minimum Excess Availability as of June 30, 2000 and September 30, 2000.

Required Reduction Amount: With respect to Asset Sales of assets sold that were not included in the Borrowing Base, 75% of the Net Cash Proceeds (as defined in the existing credit agreement), and with respect to Asset Sales of assets sold that were included in the Borrowing Base, the amount equal to an amount that when added to the amount of the reduction in the Borrowing Base (as a result of the sold assets no longer being included in the Borrowing Base) equals 75% of the total Net Cash Proceeds (as defined in the existing credit agreement) (for the avoidance of doubt, the Required Reduction Amount is determined in accordance with the following formula: x + reduction in Borrowing Base = (.75)(Net Cash Proceeds)); provided, that, if same would result in a negative number the Required Reduction Amount shall be deemed zero.

Total Consolidated Liabilities:  Defined and determined in accordance with GAAP.
------------------------------

Tangible Net Worth: Consolidated Net Worth as defined in the existing Credit Agreement minus deferred charges, intangibles and treasury stock, all determined in accordance with GAAP.

                  Exhibit I - Sample Borrowing Base Calculation

                                December 31, 1999

I.) Accounts Receivable Borrowing Base at December 31, 1999:

         GP US                                            31,361
         GP UK                                             2,736
         GP Canada                                         5,613
         MXL                                               1,497
                                                          -------


                                    Subtotal              41,207

LESS:

         GP Canada                                        (5,613)
         Commercial Receivables over 90 days              (7,881)
         Government Receivables over 120 days               (844)
         Cross-aged amounts over 50%                      (1,621)
         Amounts Billed but Unearned                     (11,643)
                                                        --------


                                     Subtotal            (27,602)

PLUS:

         Earned but Unbilled                              15,378

          Eligible Accounts Receivable                    28,983
          Advance Rate                                        80%
          Available Accounts Receivable Borrowing Base    23,186

II.) Marketable Securities Borrowing Base at March 8, 2000:


                           (000)        %          09/30/99       3/17/00        Current         50%
Asset Type                 shrs.    Ownership      BV (000)     Stock Price     MV (000)     Advance Rate
----------                 -----    ---------      --------     -----------     --------     ------------
GSE Systems                1,158       24%          $6,083         $7.75         $8,974         $4,487
Avenue Entertainment       1,067       26%           $558          $1.87         $1,995          $997
Five Star                  4,882       37%          $3,827         $0.34         $1,660          $830
Interferon Sciences         801        18%           $321          $3.37         $2,699         $1,350
                      Available Marketable Securities Borrowing Base                            $7,664

III.) Overadvance Amount:                                             $10,000

IV.) Total Available Borrowing Base:

         a.) Available Accounts Receivable Borrowing Base              23,186
         b.) Available Marketable Securities Borrowing Base             7,664
         c.) Overadvance Amount                                        10,000

         Total Available Borrowing Base                                40,850